At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
March 19, 2013

RF MICRO DEVICES® ANNOUNCES FLEXIBLE GALLIUM ARSENIDE SOURCING STRATEGY

Company Expects To Optimize Internal Manufacturing Capacity, Lower Costs, And
Generate More Predictable Operating Results

GREENSBORO, N.C., March 19, 2013 -- RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency solutions, announced today a new Gallium Arsenide (GaAs) sourcing strategy intended to increase manufacturing flexibility, expand gross margin, and support aggressive growth.

RFMD will phase out manufacturing in its Newton Aycliffe, UK-based GaAs pHEMT facility and transition most GaAs manufacturing to its GaAs HBT manufacturing facility in Greensboro, NC. RFMD will also partner with leading GaAs HBT foundries for additional capacity. The Newton Aycliffe GaAs pHEMT facility had been RFMD's primary source for cellular switches, which RFMD has transitioned to higher performance, lower cost silicon on insulator (SOI). The transition will occur over the next nine to 12 months to support existing millimeter wave customer contracts. Once implemented, RFMD expects annual cost savings of approximately $20 million, or $5 million per quarter.

Bob Bruggeworth, president and CEO of RFMD, said, “RFMD is enjoying increasing demand for our GaAs- and silicon-based RF solutions by delivering the industry's highest performance and most innovative products and technologies, including power amplifiers, switches, antenna tuners, and envelope tracking solutions. The combination of our industry-leading internal GaAs manufacturing capabilities and our external GaAs and silicon foundry partnerships support our longstanding commitment to Optimum Technology Matching,® satisfy the full breadth of our customers' performance, size, and cost requirements, and give RFMD unlimited growth potential. We expect these structural changes to have a lasting positive effect on the Company's cost structure, resulting in meaningful gross margin expansion.”

RFMD is actively seeking a buyer for the Newton Aycliffe facility. If a buyer cannot be found, the facility will be closed once contractual obligations are met.

About RFMD

RF Micro Devices, Inc. (Nasdaq: RFMD) is a global leader in the design and manufacture of high-performance radio frequency solutions. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or WiFi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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